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                                   BY-LAWS OF

                            Hamilton-May Corporation

                               ARTICLE I - OFFICES

            The executive office of the corporation shall be located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, or such other location as the Board of Directors shall determine..

            The Board of Directors (hereinafter referred to as the Board) shall have the authority to change the principal executive office. The corporation may have such other offices, either within or without the State of Nevada as the Board may designate or as the business of the corporation may from time to time require.

                       ARTICLE II - SHAREHOLDERS MEETINGS

1.    PLACE OF MEETINGS

      Meetings of shareholders shall be held at the principal executive office of the corporation or at any other place designated by the Board or by consent, in writing, of all persons entitled to vote thereat, given before or after the meeting and filed with the Secretary.

2.    ANNUAL MEETINGS

      The annual meeting of the shareholders shall be held on the third Tuesday of January each year, beginning with the year 2000, to be held at one o'clock (1:00) p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

3.    SPECIAL MEETINGS

      Special meetings of the shareholders may be called at any time by the Board of Directors, Chairman of the Board, President, a Vice President, Secretary or by holders of shares entitled to cast not less than Fifty percent (50%) of the votes at the meeting. Except as hereafter provided, notice shall be given in the same manner as notice for an annual meeting. Upon receipt of a mailed or personally delivered written request addressed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board), entitled to call a special meeting of shareholders entitled to vote, a notice that a meeting will be held at a time set by the Corporation, not less than 10 nor more than 60 days after receipt of such request. The person entitled to call the meeting may give the notice if the notice was not given within 20 days after receipt of the request for meeting.

4.    NOTICE OF MEETING AND REPORTS

      Notice of annual or special meetings shall be given in writing not less than 10 nor more than 60 days before the date of the meeting, to shareholders entitled to vote thereat by the Secretary or an Assistant Secretary or if there be no such officer, or in the case of neglect or refusal, by any director or shareholder. The notice or any reports shall be given personally or by mail or other means of written communication shall be sent to the shareholder's address appearing on the books of the corporation, or supplied to the corporation by the shareholder for the purpose of notice. In the absence thereof, notice shall be deemed to have been given if mailed to the principal executive office of the corporation or published at least once in a newspaper of general circulation in the county in which the principal executive office is located.

      Notice of any meeting of shareholders shall specify the place, the day and the hour of meeting, and (a) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (b) in the case of an annual meeting, those matters which the directors at date of mailing intend to present for action by the shareholders, other than the ordinary business of electing a Board of Directors. At any meeting where directors are to


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be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by current management for election.

      Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication including facsimile transmission. The officer giving such notice or report shall prepare and file an affidavit or declaration of notice. It shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken; however, when a meeting is adjourned for 45 days or more, notice of the adjourned meeting shall be given in the same manner as an original meeting.

5.    QUORUM

      At any meeting of shareholders a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

6.    VOTING

      The shareholders entitled to notice of any meeting or to vote at any meting shall be only the persons in whose names shares stand on the share records of the corporation on the record date determined in accordance with these by-laws.

      If no record date is determined, (a) the record date for determining shareholders entitled to notice of; or to vote at a meeting of shareholders shall be at the close of business of the business day on which notice is given, or if notice is waived, at the close of business on the business day on which the meeting is held, (b) the record date for determining shareholders entitled to give consent to corporate actions in writing without a meeting when no prior action by the Board is necessary, shall be the day on which the first written consent is given, and (c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

      Every shareholder entitled to vote shall be entitled to one vote for each share held, except for the election of directors. In an election for directors, if a candidate's name has been placed in nomination prior to the voting and one or more names has been placed in nomination prior to the voting, then every shareholder entitled to vote may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote, or distribute the votes on the same principle among as many candidates as the shareholder chooses. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected. Upon the demand of any shareholder made before the voting begins, the election of directors shall be by ballot.

7.    PROXIES

      Every person entitled to vote shares may do so by one or more persons authorized by proxy in writing executed by such shareholder and filed with the Secretary prior to or at the time of the meeting.

      Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date thereof unless a longer duration of time is specifically provided in the proxy.


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8.    WAIVERS AND CONSENTS

      Actions taken at a meeting of shareholders however called and noticed, where a quorum is present in person or by proxy, are as valid as if taken after regular call and notice, provided that each person entitled to vote either before or after the meeting signs a written waiver of notice or consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be made part of the minutes of the meeting. Neither the business to be conducted nor the purpose of any regular or special meeting must be set forth in any waiver of notice. Attendance shall constitute a waiver of notice unless objection is made.

9.    ACTION WITHOUT MEETING

      Any action which may be taken at an annual or special meeting of shareholders may be taken without a meeting if, after notice of such action without meeting is given in accordance with meeting notice herein, and a consent in writing, setting forth the action taken or to be taken, is signed by the shareholders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      Unless the consents of all shareholders entitled to vote have been received in writing, notice of any shareholder's approval of (a) indemnification of an agent of the corporation, (b) the principal terms of a reorganization, or
(c) a plan of distribution as part of the winding up of a corporation, without a meeting less than unanimous written consent, shall be given at least forty five
(45) days before the consummation of the action authorized by such approval.

      A written consent may be revoked by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not be revoked thereafter. Any such revocation is effective upon its receipt by the Secretary of the corporation.

      Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares of a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Subject to the foregoing, such revocation is effective upon its receipt by the Secretary of the corporation.

10.   ORGANIZATION OF MEETINGS

      The President, or in the absence of the President, any Vice President, shall call the meeting of the shareholders to order and shall act as chairman of the meeting. In the absence of the President and all of the vice Presidents, shareholders shall appoint a chairman for such meting. The Secretary shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

      The order of business at all meetings of the shareholders, shall be as follows:

      1.    Roll call.
      2.    Proof of notice of meeting or waiver of notice.
      3.    Reading of the minutes of the preceding meeting.
      4.    Reports of officers.
      5.    Reports of committees.
      6.    Election of directors.
      7.    Unfinished business.
      8.    New business as noticed.


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                        ARTICLE III - BOARD OF DIRECTORS

1.    GENERAL POWERS

      The business and affairs of the corporation shall be managed and its corporate powers exercised by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with these By-Laws, the Articles of Incorporation, the Nevada law and any shareholders' agreement relating to any of the affairs of the corporation so long as such agreements remain enforceable.

2.    NUMBER AND TENURE

      The number of directors of the corporation shall be no fewer than one (1), nor more than seven, (7) with only One (1) sitting until such time as the Board shall appoint the additional directors of the Board, which number shall be as provided by such Board. Each director shall hold office until the next annual meeting of shareholders and until the director's successor shall have been elected and qualified. The number of directors may be changed only by an amendment of the Articles of Incorporation or by a by-law adopted by the shareholders amending this section in accordance with these by-laws. The corporation acknowledges that there may be shareholder agreements among and between the shareholders regarding the number and appointment of directors, and to the extent such agreements are lawful, the corporation shall abide by and honor those agreements.

      Until such time as there is a meeting of the shareholders, regularly called to appoint additional directors, the initial board of directors shall be appointed by the incorporator. Such meeting of the shareholders may be called as provided herein, at any time after the initial meeting of the Board of Directors for the purpose of the organizational meeting.

3.    EXECUTIVE COMMITTEE

      The Board of Directors shall appoint an Executive Committee of Board Members, which shall operate the day to day business, with all decisions of the Executive Committee subject to a twenty-four hour waiting period while the resolution, if any is reported to the full Board, and that in the event any member of the Executive Committee or the Board shall request a full Board of Directors vote on any matter before the Board, such vote will take place, either by Consent, Telephone, or in person, with the majority ruling as to such matter. Each of the Directors, whether on the Executive Committee or not shall have full access to the books and records of the Company during normal business hours.

3.    MEETINGS

      Immediately following each annual meting of shareholders the Board shall hold a regular meeting for the purpose of organization, and the transaction of other business.

      Regular or special meeting of the Board shall be held any place within or without the State of Nevada which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Call and notice of all regular meetings of the Board are hereby dispensed with.

      Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman, the President, any Vice-President, the Secretary, or by any two directors.

      Special meetings of the Board shall be held upon ten days' written notice or seven days actual notice given personally by personal contact, by verified telephone notice or by facsimile or telegraph verified to have been received.

      If mailed, such notice shall be deemed to be made when deposited in the United States mail addressed to the director at the director's address shown in the records of the corporation, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to delivered when the telegram is delivered to the telegraph company.


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The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. With three days prior notice received by the corporation, directors may participate in a meeting using any communication equipment, provided that all participants can hear each other, and it is electronically possible to do so where the meeting is noticed to take place.

4.    QUORUM and TELEPHONIC ATTENDANCE

      A majority of the then authorized number of directors is a quorum for the transaction of business, except to adjourn, Action taken by a majority of the directors present at a meeting held at which a quorum is present is an act of the Board of Directors unless a greater number is required by law or the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business despite the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such meeting. For purposes of having a quorum, and at the request of any Board Member, attendance may be by telephone, or by granting to any other current member of the Board, the right to vote on any matter where the matter and question before the Board is received in writing by the Board Members.

5.    VACANCIES IN THE BOARD OF DIRECTORS

      A director may resign effective upon giving written notice to the Chairman, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

      Vacancies, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

      A vacancy shall be deemed to exist in case of the death, resignation, or removal of any director, or when the authorized number of directors is increased in accordance with these by-laws, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

      The shareholders may elect a director at any time to fill a vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. A reduction of the authorized number of directors shall not cause the removal of any director prior to the expiration of the director's term of office.

      Any increase or decrease of the number of directors shall be made only with the vote of Seventy five percent of the shareholder votes, voting at the shareholder meeting noticed for that purpose.

6.    REMOVAL WITHOUT CAUSE

      Directors may be removed without cause if the removal is approved by a majority of all the outstanding shares entitled to vote. The remaining directors may elect a successor to complete the unexpired term of the director so removed.

7.    WAIVER OF NOTICE

      Action taken at a meeting of the Board, however called and noticed or wherever held, are as valid as though taken at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the minutes of the meeting.


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8.    ADJOURNMENT

      A majority of the directors present, whether or not a quorum is present, may adjourn any director's meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except if the meeting is adjourned for more than 48 hours. In such case, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

9.    COMPENSATION

      No specific compensation shall be paid to directors, as such, for their services. A fixed sum for expenses for actual attendance at each regular or special meeting of the Board shall be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

10.   ACTION TAKEN WITHOUT MEETING

      Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. The consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

11.   COMMITTEES

      Committees of the Board consisting of two or more directors, or a director and any other person, may be appointed by resolution passed by a majority of the Board. Committees shall have such powers as shall be expressly delegated to them by resolution of the Board, except those power expressly made non-delegable by Law.

                              ARTICLE IV - OFFICERS

1.    OFFICERS

      The officers of the corporation shall be a president, a vice president, a secretary and a chief financial officer. A chairman of the Board, more vice presidents and assistant officers as may be deemed necessary, may be elected or appointed by the directors. A person may hold more than one office, and one person may hold all offices and may execute, acknowledge or verify an instrument in more than one capacity where two or more officers are required.

2.    ELECTION AND TERM OF OFFICE

      The officers of the corporation shall be elected at the first meeting of the directors. Each officer shall hold office until a successor is elected and qualified or until death, resignation or removal in accordance with any employment policies of the corporation.

3.    REMOVAL

      Any officer or agent elected or appointed by the Board may be removed by the Board whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be in accordance with any employee policies of the corporation and without prejudice to the contract rights, if any, of the person so removed, unless such removal is with good cause shown.


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4.    RESIGNATION

      Any officer may resign at any time upon written notice given to the Board, the President, or the Secretary. A resignation shall take effect on the day of receipt or any other time specified in the notice. Acceptance of a resignation shall not be necessary to make it effective.

5.    CHAIRMAN OF THE BOARD

      The Chairman of the Board, if there shall be one, shall preside at all meetings of the Board and exercise and perform such other powers and duties as may be authorized from time to time by the Board.

6.    PRESIDENT

      The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders and in the absence of the Chairman, or if there be none, at all meetings of the Board. The President shall be ex officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of the corporation, and shall have such other powers and duties as may be prescribed by the Board or by the By-Laws.

7.    VICE PRESIDENT

      In the absence or disability of the President, the Vice President, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall have all the powers of, and be subject to all the restrictions upon the President. The Vice President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or by the By-Laws.

8.    SECRETARY

      The Secretary shall keep, or cause to be kept, a book of minutes at the principal executive office or such other place as the Boardmay designate. The book of minutes shall include minutes of all meetings of directors and shareholders with the time and place of holding, whether regular or special, how authorized, the notice thereof given, the names of those present at directors meetings, and the number of shares present or represented at shareholders' meetings.

      The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, if any, a share register, or duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

      The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and directors required by the By-Laws or by law, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the By-Laws.

9.    CHIEF FINANCIAL OFFICER

      The Treasurer is the chief financial officer and shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any director.

      The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all


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transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the By-Laws.

10.   COMPENSATION OF THE OFFICERS

      The salaries of the officers shall be fixed, from time to time, by the Board. Such salaries shall be in accordance with the personnel policies of the corporation.

11.   LIMITATION OF LIABILITY

      The Officers, Directors and Shareholders are limited from personal liability for their acts or failures to act as set forth in the Articles of Incorporation. This limitation of liability will be urged by the Officers of the corporation to the extent the same is allowed by Law, and the Officers are not authorized to waive such limitations without the vote of all shareholders of the corporation.

                    ARTICLE V - CORPORATE RECORDS AND REPORTS

1.    RECORDS

      The corporation shall maintain adequate and correct accounts, books, and records of its business and properties in accordance with generally accepted accounting principles. All of such books, records and accounts shall be kept at its principal executive office.

      The original or a copy of these By-Laws, as amended to date, certified by the Secretary, shall be kept at the corporation's principal executive office.

2.    INSPECTION BY SHAREHOLDERS

      The share register, accounting books and records and minutes of proceedings of the shareholders, the Board and committees of the Board shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate.

      Shareholders shall also have the right to inspect the original or certified copy of these By-Laws, as amended to date, kept at the corporation's principal executive office, at all reasonable times during business hours.

      If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

3.    INSPECTION BY DIRECTORS

      Each director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also all of its subsidiary corporations. Inspection by a director may be made in person or by agent or by attorney and includes the right to copy and obtain extracts.

4.    WAIVER OF ANNUAL REPORT

      The annual report to shareholders is hereby expressly waived until further request by the board for such is made. The corporation will engage competent accountants for the purpose of preparation of annual reports and audited financial statements upon the request for same by any two members of the board.


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5.    CONTRACTS ON BEHALF OF THE CORPORATION

      The Board of Directors, except as otherwise provided in the By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, and except for transactions by the officers in the ordinary course of business, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

6.    CHECKS AND DRAFTS

      All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person(s) and in such manner as shall be determined from time to time by the Board. The President is authorized to open bank accounts at the Bank of America, or such other banks which are insured by the United States Government.

                               ARTICLE VI - SHARES

1.    CERTIFICATES FOR SHARES

      Certificates representing shares of the corporation shall be in such form as shall be determined by the Board. Certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board. They shall state the name of the record holder of the shares represented thereby, or may be in the form of bearer shares, at the request of the last owner thereof, until such time as the owner shall request that he or she be shown as the record holder, with the total authorized issue, the number of shares represented by the particular certificate, the designation, if any, and class or series of shares represented thereby, and any statement or legend required by the Nevada Corporations Laws. All certificates for shares shall be consecutively numbered and issued in consecutive order with the date of issuance entered thereon.

      Any or all the signatures on the certificates may be made by facsimile provided that they are countersigned by a transfer agent or transfer clerk and registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers. Any and all legends and restrictions required by law or agreement shall be contained on the certificates.

2.    TRANSFER ON THE BOOKS

      Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its share register. Such transfer on the books shall be without representation by the corporation as to the validity of such transfer or assignment as the same may be limited or prohibited by law including the Commissioner of Corporations or Securities and Exchange Commission.

3.    LOST OR DESTROYED CERTIFICATES

      Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Board so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least triple the value of the shares represented by the lost certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed. Any share which is in the name of the Bearer shall not be entitled to replacement for lost or stolen certificates, unless, at the discretion of the Corporation, such loss recognized and new shares are allowed. The replacement of any such lost shares is completely within the unfettered discretion of the Corporation, with such conditions and restrictions as the Board may require.


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4.    RECORD DATE AND CLOSING OF TRANSFER BOOKS

      The Board may fix in advance a record date for the determination for the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purpose for which it is fixed. When a record date is fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, or to receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date. The Board may close the books of the corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, or the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

                           ARTICLE VII - MISCELLANEOUS

1.    INDEMNIFICATION

      The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred in connection with such proceeding if the person acted in good faith, reasonably believing the acts to be in the best interests of the corporation, and acted having no reason to believe the conduct unlawful. The corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by applicable law.

2.    CONSTRUCTION, DEFINITIONS AND REFERENCES

      The general provisions, rules of construction and definitions contained in the General Provisions of the Corporations Law of the State of Nevada shall govern the construction of these By-Laws, unless the context requires otherwise.

3.    CORPORATE SEAL

      The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, the date of incorporation and the words "Corporate Seal" or "incorporated".

                            ARTICLE VIII - AMENDMENTS

      By-Laws may be adopted, amended or repealed either by affirmative vote of Seventy-Five Percent (75%) of the outstanding shares entitled to vote or by the Board. Each adopted, amended and repealed By-Law shall be inserted at the appropriate place in the original or certified copy of the By--Laws kept at the principal executive office of the corporation and the date of such adoption, amendment and repeal shall be noted therein.

                  CERTIFICATION OF THE ADOPTION OF THE BY-LAWS

      The undersigned, the incorporator of the corporation, hereby certifies that the foregoing is a true and correct copy of the By-Laws of the corporation adopted as of June 30, 1999 by the Initial Director of the corporation.


Dated                                                   /s/ Nardo Zaias
                                               ---------------------------------


                  By-Laws of Hamilton-May Corporation. Page 10

                        MINUTES OF ORGANIZATIONAL MEETING
                                     OF THE
                               BOARD OF DIRECTORS,

                            Hamilton-May Corporation

      A special meeting of the Board of Directors of Hamilton-May Corporation, a Nevada Corporation was held on June 30, 1999.

      Present were: Nardo Zaias, M.D. and Gregory F. Gilbert

      Absent were: None.

      The initial Director called the meeting to order for the initial meeting of the Board of Directors, having been appointed by the Initial Board of Directors Member, and acted as follows:

      The Chairman called the meeting and announced that the meeting was held pursuant to law as the Organizational Meeting of the Board of Directors.

1. It was then moved, seconded and resolved that the By-Laws being submitted to the Corporation be adopted by the Board as the By-Laws of the Corporation, which By-Laws were consistent with the Articles of Incorporation. It was further moved, seconded and resolved that:

            (i) That there shall be no less than one (1), nor more than seven
(7) members of the Board of Directors serving during the year.

            (ii) That each Director shall have access to all financial records of the company.

            (iii) That in the event of a dispute between or among the Board of Directors on a material matter of operational importance, such that no majority can be obtained, such dispute shall be resolved by arbitration by person selected by the Board, or if the Board is unable to select an arbitrator, any Board Member shall have the right to petition the court for the appointment of an arbitrator.

The subject of the pending license to Diabetex International Corp. was discussed, and Mr. Gilbert reported that he wanted to have the Company execute the form of license being circulated on or before June 30, 1999, in order to facilitate the reorganization of Diabetex, AMSys, and AMTech.

      That the License provides that Diabetex International Corp, or assigns, shall receive an exclusive, world wide license to develop, manufacture and sell all pumping systems owned by Gregory F. Gilbert and Nardo Zaias, commonly referred to as the circular pump, for the field of use of Insulin, and that the royalty rate range from 2.5% to

6% depending upon the status of Gregory F. Gilbert with Diabetex, or one of its subsidiaries, and that such license should be executed in counterparts, with facsimile copies acting as originals when fully executed.

      It was then moved, seconded and resolved that the President of the Corporation, Nardo Zaias execute the License Agreement as submitted by Gregory
F. Gilbert, and that in order to accomplish this license, both Gregory F. Gilbert and Nardo Zaias assign and transfer all rights, titles and interests in and to their inventions related to circular movement pumping systems, to the Company for the purpose of executing the license

      There being no further business to come before the board, the meeting was duly adjourned, and a tentative date selected for the next meeting.

June 30, 1999


                                                      /s/ Nardo Zaias
                                             -----------------------------------
                                             Nardo Zaias, Sole Director

Agreed as to Assignment:


/s/ Gregory F. Gilbert
-----------------------------------
Gregory F. Gilbert